UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

This Form 8-K/A is being filed to correct an error in the Form 8-K filed October 23, 2007 by Uranium Energy Corp. (the "Company") in respect of a change of the Company's fiscal year-end. On October 23, 2007, the Company filed a Form 8-K with the United States Securities and Exchange Commission ("SEC") erroneously disclosing that, effective October 21, 2007, the board of directors of the Company had approved a change of the Company's fiscal year-end from December 31 to July 31.

The change in the Company's fiscal year-end had been approved by the board of directors of the Company on June 29, 2007, however, a Form 8-K disclosing the change in year end was inadvertently not filed at that time. In October 2007, at the time the Company proposed to amend its Bylaws in connection with the listing of the Company's shares of common stock on the American Stock Exchange, the Company realized its error and, at the time the board approved the amendment to the Company's Bylaws, the board also ratified the change in the Company's year-end. However, the Form 8-K filed by the Company on October 23, 2007 to disclose the change in the Company's Bylaws and its year end inadvertently disclosed that the change in year-end had been approved, as opposed to ratified, on October 21, 2007.

Accordingly, the Company hereby confirms that the board of directors of the Company approved the change of the fiscal year end of the Company from December 31 to July 31 effective June 29, 2007. A transition report covering the period from January 1, 2007 to July 31, 2007 was filed by the Company with the SEC on October 29, 2007 (as subsequently amended on February 7, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: February 28, 2008.	s/s "Pat Obara" By: _____________________________ Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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